UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  January 28, 2013

Exact Name of Registrant	Commission	I.R.S. Employer
as Specified in Its Charter	File Number	Identification No.

Hawaiian Electric Industries, Inc.	1-8503	99-0208097
Hawaiian Electric Company, Inc.	1-4955	99-0040500

State of Hawaii
(State or other jurisdiction of incorporation)

1001 Bishop Street, Suite 2900, Honolulu, Hawaii 96813 – Hawaiian Electric Industries, Inc. (HEI)
900 Richards Street, Honolulu, Hawaii 96813 – Hawaiian Electric Company, Inc. (HECO)
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(808) 543-5662 - HEI

(808) 543-7771 - HECO

None
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

In May 2011, the Public Utilities Commission of the State of Hawaii (PUC) ordered independently conducted regulatory audits on the reasonableness of costs incurred for Hawaiian Electric Company, Inc.’s (HECO’s) Campbell Industrial Park Combustion Turbine Unit No. 1 (CIP CT-1) project and Customer Information System (CIS) project.

On January 28, 2013, HECO, Hawaii Electric Light Company, Inc. (HELCO), Maui Electric Company, Ltd. (MECO) and the Consumer Advocate, signed a settlement agreement (Agreement), subject to approval by the PUC, to write-off $40 million of costs in lieu of conducting the regulatory audits of the CIP CT-1 and the CIS projects.  If approved, the after-tax charge to net income would be approximately $24 million -- $17.1 million for HECO, $3.4 million for HELCO, and $3.2 million for MECO.  Remaining recoverable costs of $52 million would be included in rate base as of December 31, 2012.

As part of the Agreement, the parties also agreed that HELCO would withdraw its 2013 test year rate case.  Additionally, HECO would delay the filing of its scheduled 2014 test year rate case, until after January 2, 2014. In both cases, the existing terms of the last approved rate case continues. The parties also agree that starting in 2014, HECO will be allowed to record Revenue Adjustment Mechanism (RAM) revenues starting January 1 of each year through 2016.  The cash collection of RAM revenues will remain unchanged, starting June 1 of each year through May 31 of the following year.

In deciding to enter into the Agreement, HECO, HELCO, and MECO took into account a number of considerations, including (1) the significant passage of time since the initial costs for the CIP CT-1 and CIS projects were incurred, (2) the uncertain timing and significant resources that would be required by the PUC, HECO and other parties to conduct a fair and meaningful regulatory audit of project costs for CIP CT-1 and CIS, (3) the additional carrying charges that would be accrued to the project cost for both CIP CT-1 and CIS, (4) resolving the regulatory audits, (5) the need to allow the PUC, the Consumer Advocate, HECO, HELCO and MECO to focus their resources on the numerous priorities they face in improving customer service and transforming the electric utility industry in Hawaii from one based on oil-fired generation to one based on energy efficiency and Hawaii’s indigenous renewable energy resources, and (6) the concern for the current high electric bills due to the high fuel costs.

Management cannot predict or provide any assurances concerning the approval or timing of approval of the Agreement by the PUC. This description of the Agreement does not purport to be a complete description and is qualified in its entirety by reference to the Agreement filed as HECO Exhibit 10, which is incorporated herein by reference.

HEI and HECO intend to continue to use HEI’s website, www.hei.com, as a means of disclosing additional information. Such disclosures will be included on HEI’s website in the Investor Relations section. Accordingly, investors should routinely monitor such portions of HEI’s website, in addition to following HEI’s, HECO’s and American Savings Bank, F.S.B.’s press releases, SEC filings and public conference calls and webcasts. The information on HEI’s website is not incorporated by reference in this document or in HEI’s and HECO’s SEC filings unless, and except to the extent, specifically incorporated by reference. Investors may also wish to refer to the PUC website at dms.puc.hawaii.gov/dms in order to review documents filed with and issued by the PUC. No information on the PUC website is incorporated by reference in this document or in HEI’s and HECO’s other SEC filings.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

HECO Exhibit 10	Stipulated Settlement Agreement between the Hawaiian Electric Companies and the Division of Consumer Advocacy regarding Certain Regulatory Matters

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC.	HAWAIIAN ELECTRIC COMPANY, INC.
(Registrant)	(Registrant)

/s/ James A. Ajello	/s/ Tayne S. Y. Sekimura
James A. Ajello	Tayne S. Y. Sekimura
Executive Vice President,	Senior Vice President and
Chief Financial Officer and Treasurer	Chief Financial Officer
(Principal Financial Officer of HEI)	(Principal Financial Officer of HECO)
Date: January 28, 2013	Date: January 28, 2013